CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF HOME SOLUTIONS OF AMERICA, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

                I, R. Andrew White, Chief Executive Officer and Chief Financial Officer of HOME SOLUTIONS OF AMERICA, INC. (the "Company"), hereby certify that the accompanying report on Form 10-QSB for the quarterly period ending March 31, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

                I further certify that the information contained in the Report fairly presents, in all material respects, the financial operations and results of operations of the Company.

/s/ R. ANDREW WHITE
R. Andrew White Chief Executive Officer and Chief Financial Officer Date: May 15, 2003